EXHIBIT 23.1




                 Consent of Independent Auditors


The Board of Directors and Stockholders
The Price REIT, Inc.

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-75548; Form S-8 No. 33-87812;
Amendment No. 1 to Form S-3 No. 333-16787 and related Prospectus) of The Price REIT, Inc. for the registration of 500,000 shares of its common stock; 600,000 shares of its common stock; and an aggregate maximum total of $175,000,000 of debt securities, preferred stock, common stock, and warrants for the purchase of its preferred stock or common stock, respectively, of our report dated April 10, 1997, with respect to the statement of revenue over specific operating expenses of the Arboretum Crossing Center of The Price REIT, Inc. included in its Current Report on Amendment No. 1 to Form 8-K dated April 16, 1997, filed with the Securities and Exchange Commission.




                                            / Ernst & Young LLP/
San Diego, California
May 9, 1997